Term sheet No. 1116 To underlying supplement No. 2 dated September 29, 2009, prospectus dated September 29, 2009 and prospectus supplement dated September 29, 2009	Registration Statement No. 333-162195 Dated February 22, 2011; Rule 433
Deutsche Bank AG, London Branch
$           Alpha Overlay Securities Linked to the Deutsche Bank Liquid Commodity Index - Mean Reversion PlusTM Excess Return and the Deutsche Bank Commodity Harvest - 10 IndexTM USD Total Return due April 26*, 2012

General
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The securities are designed for investors who seek a return at maturity that offers exposure to 100% of the appreciation or depreciation of two commodity indices, the Deutsche Bank Liquid Commodity Index - Mean Reversion PlusTM Excess Return, which is composed of futures contracts on six commodities – heating oil, crude oil, aluminum, gold, wheat and corn – whose weightings are systematically adjusted to assign higher weights to those commodities trading in a lower price range and lower weights to those commodities trading in a higher price range, as described in the accompanying underlying supplement, and the Deutsche Bank Commodity Harvest - 10 IndexTM USD Total Return, which targets volatility-controlled, market-neutral exposure to commodities through the potential outperformance of the Optimum Roll Yield Strategy compared to a benchmark fixed-roll yield strategy, as described herein, reduced by the Adjustment Factor (as defined below).

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The notes will not pay any coupons. The investor should be willing to lose some or all of their initial investment, if the combined performance of the indices is not sufficient to offset the effect of the Adjustment Factor over the term of the securities, to lose some or all of their initial investment. The securities will be redeemed early if the combined performance of the indices is sufficiently negative to trigger a Basket Knock-Out Event (as described below), in which case investors will lose a significant portion, and could lose all, of their investment. Any payment at maturity is subject to the credit of the Issuer.

•	Senior unsecured obligations of Deutsche Bank AG due April 26*, 2012
•	Minimum denominations of $10,000 and integral multiples of $1,000 (the “Face Amount”) in excess thereof
•	The securities are expected to price on or about March 22*, 2011 (the “Trade Date”) and are expected to settle on or about March 25*, 2011 (the “Settlement Date”).
•	After the Trade Date but prior to the Settlement Date we may accept additional orders for the securities and increase the aggregate Face Amount.

Key Terms
Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Basket:	The securities are linked to the performance of two commodity indices, as set forth below (each, a “Basket Index” and, collectively, the “Basket Indices”).
Basket Index	Ticker Symbol	Initial Reference Level†
Deutsche Bank Liquid Commodity Index - Mean Reversion PlusTM Excess Return (the “DBLCI Index”)	DBLCMPUE
Deutsche Bank Commodity Harvest - 10 IndexTM USD Total Return (the “Harvest Index”)	DBCMHVEE
† The Initial Reference Levels will be set on the Trade Date.
Redemption Amount:	You will receive a cash payment on the Maturity Date or Basket Knock-Out Payment Date, as applicable, per $1,000 Face Amount of securities, calculated as follows:
$1,000 × (Final Basket Level / Initial Basket Level)
Your investment will be fully exposed to any depreciation in either Basket Index, and you could lose some or all of your investment in the securities. The minimum Redemption Amount is zero.
Initial Basket Level:	Set equal to 100 on the Trade Date
Basket Level:	On any trading day, subject to a minimum of zero, calculated as follows: 100 × (1 + DBLCI Performance + Harvest Performance – Adjustment Factor)
Unadjusted Basket Level:	On any trading day, subject to a minimum of zero, calculated as follows: 100 × (1 + DBLCI Performance + Harvest Performance)

(Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page TS-7 of this term sheet.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this term sheet or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$1,000.00	$10.00	$990.00
Total	$	$	$
(1) The securities will be sold with an up-front commission or fee of $10.00 per $1,000 Face Amount of securities. In addition, we expect to pay, on a quarterly basis, a portion of the Adjustment Factor in an amount equal to $9.50 per $1,000 Face Amount of securities per annum as a commission to brokerage firms, which may include Deutsche Bank Securities Inc., and their affiliates, whose clients purchase securities in this offering and who continue to hold their securities. For more detailed information about discounts and commissions, please see “Supplemental Underwriting Information (Conflicts of Interest)” in this term sheet.
The agents for this offering are affiliates of ours. For more information see “Supplemental Underwriting Information (Conflicts of Interest)” in this term sheet.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank Securities	Deutsche Bank Trust Company Americas
February 22, 2011

(Key Terms continued from previous page)

Final Basket Level:	The Basket Level as determined by the Calculation Agent on the Final Valuation Date or the Basket Knock-Out Valuation Date, as the case may be
DBLCI Performance:	(	Final Reference Level Initial Reference Level	) – 1;	determined using the Initial Reference Level and relevant Final Reference Level for the DBLCI Index
Harvest Performance:	(	Final Reference Level Initial Reference Level	) – 1;	determined using the Initial Reference Level and relevant Final Reference Level for the Harvest Index
Initial Reference Level:
The closing level for the respective Basket Index on the Trade Date, subject to adjustment in the event of a Market Disruption Event as described in “General Terms of the Securities — Market Disruption Events” in this term sheet

Final Reference Level:
For purposes of calculating the Redemption Amount payable on the Maturity Date:
•   the closing level for the respective Basket Index on the Final Valuation Date.
For purposes of calculating the Redemption Amount payable on the Basket Knock-Out Payment Date:
•   the closing level for the respective Basket Index on the Basket Knock-Out Valuation Date.
For all other purposes:
•   the closing level for the respective Basket Index on the applicable trading day.
The closing levels on any trading day are subject to adjustment as described in “General Terms of the Securities — Market Disruption Events” in this term sheet.

Adjustment Factor:
 (0.01 + 0.02 × (Days / 365)), where “Days” equals the number of calendar days from, and including, the Trade Date to, but excluding, the Final Valuation Date or the Basket Knock-Out Valuation Date (each of the Trade Date, the Final Valuation Date and the Basket Knock-Out Valuation Date, a “Valuation Date”), as applicable.

Basket Knock-Out Event:
If the Unadjusted Basket Level is less than 40 on any trading day during the Observation Period (a “Basket Knock-Out Event” and such trading day, the “Basket Knock-Out Date”), the securities will be redeemed by the Issuer for the Redemption Amount calculated as of the trading day following the Basket Knock-Out Date (the “Basket Knock-Out Valuation Date”), with payment made on the date that is five business days after the Basket Knock-Out Valuation Date (the “Basket Knock-Out Payment Date”).

Observation Period:	The period of trading days on which there is no Market Disruption Event with respect to the Basket Indices, from (but excluding) the Trade Date to (and including) the Final Valuation Date
Trade Date:	March 22*, 2011
Settlement Date:	March 25*, 2011
Final Valuation Date	April 23*, 2012
Maturity Date:
April 26*, 2012, subject to postponement as described in “General Terms of the Securities — Market Disruption Events” and acceleration as described in “General Terms of the Securities — Commodity Hedging Disruption Events” in this term sheet.

CUSIP/ISIN:	2515A1 4N 8 / US2515A14N84
*Expected. In the event that we make any change to the expected Trade Date or Settlement Date, the Final Valuation Date and Maturity Date may be changed so that the stated term of the securities remains the same.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

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You should read this term sheet together with underlying supplement no. 2 dated September 29, 2009, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement no. 2 dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200288/d424b21.pdf

•	Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

•	Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this term sheet, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This term sheet, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

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Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, underlying supplement and this term sheet if you so request by calling toll-free 1-800-311-4409.

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You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

HYPOTHETICAL EXAMPLES

The following table illustrates the hypothetical Redemption Amounts per $1,000 Face Amount of securities, for hypothetical performances of the DBLCI Index and the Harvest Index, payable on the Maturity Date. The hypothetical Redemption Amounts set forth below are for illustrative purposes only and may not be the actual Redemption Amounts applicable to a purchaser of the securities. The numbers appearing in the following table and examples have been rounded for ease of analysis.

For purposes of this table and the examples below, it is assumed that a Basket Knock-Out Event does not occur. If a Basket Knock-Out Event occurs, you will lose a significant portion, and could lose all, of your investment in the securities.

Redemption Amount
	Example 1	Example 2	Example 3	Example 4	Example 5
DBLCI Performance	25.00%	1.00%	-15.00%	-40.00%	-25.00%
Harvest Performance	35.00%	1.00%	65.00%	30.00%	-25.00%
Adjustment Factor	3.18%	3.18%	3.18%	3.18%	3.18%
Final Basket Level	156.819	98.819	146.819	86.819	46.819
Redemption Amount	$1,568.19	$988.19	$1,468.19	$868.19	$468.19

The following examples assume Initial Reference Levels of 500.67 and 798.76 for the DBLCI Index and the Harvest Index, respectively.

Example 1: The Final Reference Level of the DBLCI Index increases by 25% to 625.84 from the Initial Reference Level of 500.67, and the Final Reference Level of the Harvest Index increases by 35% to 1,078.33 from the Initial Reference Level of 798.76. Assuming a period of 398 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 156.819, calculated as follows:

Final Basket Level	=	100 × (1 + DBLCI Performance + Harvest Performance – Adjustment Factor)

	=	100 x [1 + (625.84 / 500.67 - 1) + (1,078.33 / 798.76 - 1) - (1% + 2% × 398 / 365)]

=	=	156.819

Accordingly, you would receive a Redemption Amount of $1,568.19 per $1,000.00 Face Amount, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	156.819
				100
	=	$1,568.19

Example 2: The Final Reference Level of the DBLCI Index increases by 1.00% to 505.68 from the Initial Reference Level of 500.67, and the Final Reference Level of the Harvest Index increases by 1.00% to 806.75 from the Initial Reference Level of 798.76. This example illustrates how, even if the levels of the Basket Indices increase, the return on the securities will be negative unless the Basket Indices increase sufficiently to offset the effect of the Adjustment Factor.  Assuming a period of 398 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 98.819, calculated as follows:

Final Basket Level	=	100 × (1 + DBLCI Performance + Harvest Performance – Adjustment Factor)

	=	100 x [1 + (505.68 / 500.67 - 1) + (806.75 / 798.76 - 1) - (1% + 2% × 398 / 365)]

	=	98.819

Accordingly, you would receive a Redemption Amount of $988.19 per $1,000.00 Face Amount, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	98.819
				100
	=	$988.19

Example 3: The Final Reference Level of the DBLCI Index decreases by 15% to 425.57 from the Initial Reference Level of 500.67, and the Final Reference Level of the Harvest Index increases by 65% to 1,317.95 from the Initial Reference Level of 798.76. Assuming a period of 398 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 146.819, calculated as follows:

Final Basket Level	=	100 × (1 + DBLCI Performance + Harvest Performance – Adjustment Factor)

	=	100 x [1 + (425.57 / 500.67 - 1) + (1,317.95 / 798.76 - 1) - (1% + 2% × 398 / 365)]

	=	146.819

Accordingly, you would receive a Redemption Amount of $1,468.19 per $1,000.00 Face Amount, calculated as follows::

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	146.819
				100
	=	$1,468.19

Example 4: The Final Reference Level of the DBLCI Index decreases by 40% to 300.40 from the Initial Reference Level of 500.67, and the Final Reference Level of the Harvest Index increases by 30% to 1,038.39 from the Initial Reference Level of 798.76. Assuming a period of 398 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 86.819, calculated as follows:

Final Basket Level	=	100 × (1 + DBLCI Performance + Harvest Performance – Adjustment Factor)

	=	100 x [1 + (300.40 / 500.67 -1) + (1,038.39 / 798.76 - 1) - (1% + 2% × 398 / 365)]

=	=	86.819

Accordingly, you would receive a Redemption Amount of $868.19 per $1,000.00 Face Amount, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	86.819
				100
	=	$868.19

Example 5: The Final Reference Level of the DBLCI Index decreases by 25% to 375.50 from the Initial Reference Level of 500.67, and the Final Reference Level of the Harvest Index decreases by 25% to 599.07 from the Initial Reference Level of 798.76. Assuming a period of 398 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 46.819, calculated as follows:

Final Basket Level	=	100 × (1 + DBLCI Performance + Harvest Performance – Adjustment Factor)

	=	100 x [1 + (375.50 / 500.67 - 1) + (599.07 / 798.76 - 1) - (1% + 2% × 398 / 365)]

=	=	46.819

Accordingly, you would receive a Redemption Amount of $468.19 per $1,000.00 Face Amount, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	46.819
				100
	=	$468.19

The following table illustrates the hypothetical Redemption Amounts per $1,000 Face Amount of securities on a hypothetical Basket Knock-Out Payment Date for hypothetical performances of the DBLCI Index and the Harvest Index. The hypothetical Redemption Amounts set forth below assume Initial Reference Levels of 500.67 and 798.76 for the DBLCI Index and the Harvest Index, respectively, a Basket Knock-Out Event occurs on January 19, 2012, January 20, 2012 is the Basket Knock-Out Valuation Date, January 27, 2012 is the Basket Knock-Out Payment Date, and a period of 304 calendar days from the Trade Date to the Basket Knock-Out Valuation Date. The hypothetical Redemption Amounts set forth below are for illustrative purposes only and may not be the actual Redemption Amounts applicable to a purchaser of the securities. The numbers appearing in the following table and examples have been rounded for ease of analysis.

	Example 1		Example 2
	Basket Knock-Out Date	Basket Knock-Out Valuation Date	Basket Knock-Out Date	Basket Knock-Out Valuation Date
DBLCI Index Final Reference Level	340.00	340.00	335.00	360.00
Harvest Index Final Reference Level	559.00	543.00	551.00	575.00
Unadjusted Basket Level	37.892	NA	35.892	NA
Basket Level	35.227	33.224	33.227	41.224
Redemption Amount	$332.24		$412.24
Return on Securities	-66.78%		-58.78%

Example 1: Assuming a period of 304 calendar days from the Trade Date to the Basket Knock-Out Valuation Date, the Final Basket Level would be 33.224, calculated as follows:

Final Basket Level	=	100 × (1 + DBLCI Performance + Harvest Performance – Adjustment Factor)

	=	100 x [1 + (340.00 / 500.67 - 1) + (543.00 / 798.76 - 1) - (1% + 2% × 304 / 365)]

=	=	33.224

Accordingly, you would receive a Redemption Amount of $332.24 per $1,000.00 Face Amount, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	33.224
				100
	=	$332.24

Example 2: Even though the Final Basket Level on the Basket Knock-Out Valuation Date is above 40, your securities will still be redeemed early because the Unadjusted Basket Level has fallen below 40 on January 19, 2012, triggering a Basket Knock-Out Event. Assuming a period of 304 calendar days from the Trade Date to the Basket Knock-Out Valuation Date, the Final Basket Level would be 41.224, calculated as follows:

Final Basket Level	=	100 × (1 + DBLCI Performance + Harvest Performance – Adjustment Factor)

	=	100 x [1 + (360.00 / 500.67 - 1) + (575.00 / 798.76 - 1) - (1% + 2% × 304 / 365)]

=	=	41.224

Accordingly, you would receive a Redemption Amount of $412.24 per $1,000.00 Face Amount, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	41.224
				100
	=	$412.24

Selected Purchase Considerations

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APPRECIATION POTENTIAL — The securities provide the opportunity for enhanced returns because any positive DBLCI Performance and Harvest Performance will be combined in calculating the Redemption Amount. Because the securities are our senior obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

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ACCELERATED LOSS AND NO PROTECTION AGAINST LOSS — The securities offer 100% participation in the appreciation or depreciation in each of the DBCLI Index and the Harvest Index, reduced by the Adjustment Factor. Any negative DBLCI Performance and Harvest Performance will be combined in calculating the Redemption Amount, resulting in a leveraged loss on your investment. Your payment at maturity or upon a Basket Knock-Out Event will be further reduced by the Adjustment Factor. Because of the potential for leveraged loss and the effect of the Adjustment Factor, you could lose a substantial portion of, or all of, your investment in the securities.

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POTENTIAL EARLY EXIT WITH MANDATORY LOSS DUE TO BASKET KNOCK-OUT FEATURE — The securities will be redeemed early by us if a Basket Knock-Out Event occurs, in which case you will lose a significant portion, and could lose all, of your initial investment in the securities. Early redemption upon such a Basket Knock-Out Event will be automatic, and you will be entitled only to the applicable Redemption Amount payable on the Basket Knock-Out Payment Date based on the Final Basket Level on the Basket Knock-Out Valuation Date, even if the Basket Indices subsequently appreciate. If a Basket Knock-Out Event occurs, you will not be able to hold your securities to maturity or benefit from any appreciation of the Basket that may occur after the Basket Knock-Out Valuation Date, and you will lose a significant portion, and could lose all, of your initial investment.

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A COMMODITY HEDGING DISRUPTION EVENT MAY RESULT IN ACCELERATION OF THE SECURITIES – If a Commodity Hedging Disruption Event (as defined under “General Terms of the Securities – Commodity Hedging Disruption Events” in this term sheet) occurs, we will have the right, but not the obligation, to accelerate the payment on the securities. The amount due and payable per $1,000 Face Amount of securities upon such early acceleration will be determined by the calculation agent as described under “General Terms of the Securities – Commodity Hedging Disruption Events.” Please also see the risk factor entitled “Commodity Futures Contracts are Subject to Uncertain Legal and Regulatory Regimes, Which May Result in a Hedging Disruption Event and a Loss on Your Investment” for more information.

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RETURN LINKED TO THE PERFORMANCE OF TWO INDICES — The return on the securities, which may be positive, negative or zero, is fully exposed to the performance of two target volatility indices: the Deutsche Bank Liquid Commodity Index - Mean Reversion PlusTM Excess Return and the Deutsche Bank Commodity Harvest - 10 IndexTM USD Total Return.

The Deutsche Bank Liquid Commodity Index - Mean Reversion PlusTM Excess Return

The Deutsche Bank Liquid Commodity Index – Mean Reversion Plus™ Excess Return (the “DBLCI Index”) is based on the Deutsche Bank Liquid Commodity Index – Mean Reversion™ Excess Return (the “DBLCI Base Index”). The DBLCI Base Index is composed of futures contracts on six commodities – Crude Oil, Heating Oil, Aluminum, Gold, Wheat and Corn (the “DBLCI Base Index Constituents”). The Index’s closing level is calculated on an “excess return” basis and is designed to reflect a momentum strategy of investing fully or partially in the DBLCI Base Index according to a formula that measures how the DBLCI Base Index has performed during the previous twelve months.

On February 17, 2011, the DBLCI Index was invested 100.00% in the DBLCI Index, and the Instrument Amounts for the exchange traded instruments relating to the respective DBLCI Base Index Constituents were as follows:

DBLCI Base Index Constituent	Exchange	Instrument Amount
Heating Oil	NYMEX	26.97%
Crude Oil	NYMEX	34.96%
Aluminum	LME	16.86%
Gold	COMEX	1.65%
Corn	CBOT	8.33%
Wheat	CBOT	11.24%

For more information on the Index, including its calculation methodology, see “The Deutsche Bank Liquid Commodity Index – Mean Reversion™” in underlying supplement no. 2. Terms relating to the DBLCI Index and the DBLCI Base Index used but not defined in this term sheet are defined in underlying supplement no. 2.

The Deutsche Bank Commodity Harvest - 10 IndexTM USD Total Return

The Deutsche Bank Commodity Harvest - 10 IndexTM USD Total Return is a target volatility index and it seeks to achieve a 10% target volatility level in the Deutsche Bank Commodity Harvest Excess Return After Cost Index (the “Harvest Base Index”, and together with the DBLCI Base Index, the “Base Indices”) based on the realized volatility of the Harvest Base Index over a defined period. The Harvest Base Index is intended to reflect the effect of a deduction of running costs of 0.60% per annum in respect of a notional funded investment in the Deutsche Bank Commodity Harvest Excess Return Index - S&P GSCI Light Energy (the “Harvest ER Index”). The Harvest ER Index represents a long position in the Deutsche Bank Commodity Booster Index-S&P GSCITM Light Energy (the “S&P Booster Index”) and a short position in the S&P GSCITM Light Energy Index (the “S&P GSCI Light Energy Index”). The S&P Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the futures contract rolling methodology of the Deutsche Bank Liquid Commodity Index—Optimum Yield™. The Harvest ER Index appreciates if the S&P Booster Index outperforms the S&P GSCI Light Energy Index. The closing level of the Harvest ER Index is dependent on the relative performance of the S&P Booster Index and S&P GSCI Light Energy Index, i.e., whether and to the extent which, the S&P Booster Index will outperform the S&P GSCI Light Energy Index. The Base Index appreciates if the Harvest ER Index appreciates by more than 0.60% per annum and depreciates otherwise.

For more information on The Deutsche Bank Commodity Harvest - 10 IndexTM USD Total Return including a description of the Harvest Base Index, the optimum yield methodology and the S&P GSCI Light Energy Index, see the information set forth under “The Deutsche Bank Commodity Harvest - 10 IndexTM USD Total Return” in this term sheet.

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THE ADJUSTMENT FACTOR REDUCES THE REDEMPTION AMOUNT AT MATURITY OR ON THE BASKET KNOCK-OUT PAYMENT DATE — The payment at maturity or upon a Basket Knock-Out Event will be reduced by the Adjustment Factor. The Adjustment Factor is applied to the return on the securities regardless of whether the Final Reference Level on the applicable Valuation Date is greater than, less than or equal to the Initial Reference Level for either Basket Index. Because the securities are our senior unsecured obligations, payment of any amount at maturity or upon an early redemption is subject to our ability to pay our obligations as they become due.

•	TAX CONSIDERATIONS — You should review carefully the section in this term sheet entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. Prospective investors should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risk Factors

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Basket Indices. You should consider carefully the following discussion of risks together with the risk information contained in the accompanying prospectus supplement and prospectus before you decide that an investment in the securities is suitable for you.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS ON AN ACCELERATED BASIS — The securities do not guarantee any return of your initial investment. The return on the securities at maturity or upon a Basket Knock-Out Event is linked to the performance of the Basket Indices and will depend on whether, and the extent to which, the Final Basket Level is greater than the Initial Basket Level. Your investment will be fully exposed to 100% of any decline in the DBLCI Index and the Harvest Index. The Basket Level could decline very rapidly if both the DBLCI Index and the Harvest Index decline simultaneously. In addition, as a result of the Adjustment Factor, the performance of the Basket Indices will need to reflect, on a combined basis, a positive performance of at least 3.18% for you to receive your initial investment back at maturity. You will lose some or all of your initial investment if the Final Basket Level is less than the Initial Basket Level, and your loss may be accelerated because your investment is fully exposed to any negative DBLCI Performance and Harvest Performance, which performances are combined in calculating the Redemption Amount.

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THE SECURITIES ARE SUBJECT TO THE ISSUER’S CREDITWORTHINESS — The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any payment at maturity or upon early redemption pursuant to the occurrence of a Basket Knock-Out Event, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities and in the event Deutsche Bank AG were to default on its obligations you may not receive the payment at maturity or upon early redemption pursuant to the occurrence of a Basket Knock-Out Event owed to you under the terms of the securities.

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THE ADJUSTMENT FACTOR REDUCES THE PAYMENT AT MATURITY OR UPON A BASKET KNOCK-OUT EVENT — The payment at maturity or upon a Basket Knock-Out Event will be reduced because of the inclusion of the Adjustment Factor in the calculation of the Basket Level.  The Adjustment Factor reduces the return on the securities by 1.00% (100 basis points) plus 2.00% each year the securities remain outstanding. The dollar amount by which the Adjustment Factor reduces the Redemption Amount increases as the Final Reference Levels of the Basket Indices increase. The Adjustment Factor will be applied to calculate the Basket Level and the return on the securities on the applicable Valuation Date regardless of whether or not the Final Reference Level is greater than the Initial Reference Level for either Basket Index. At maturity or upon a Basket Knock-Out Event, you will receive less than your original investment unless the sum of the DBLCI Performance and the Harvest Performance, reduced by the Adjustment Factor, is equal to or greater than zero.

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WE WILL REDEEM THE SECURITIES PRIOR TO THE MATURITY DATE IF A BASKET KNOCK-OUT EVENT OCCURS — If a Basket Knock-Out Event occurs, we will redeem the securities for the Redemption Amount on the Basket Knock-Out Payment Date. The Redemption Amount payable on the Basket Knock-Out Payment Date will be calculated using the Final Basket Level on the Basket Knock-Out Valuation Date. Such Redemption Amount will be substantially less than your initial investment in the securities, and could be zero. The Unadjusted Basket Level must be equal to or greater than 40 on each trading day during the Observation Period to avoid the occurrence of a Basket Knock-Out Event. While the Unadjusted Basket Level will be used to determine whether or not a Basket Knock-Out Event has occurred, the Basket Level (which includes the deduction of the Adjustment Factor) will be used in calculating the Final Basket Level and the Redemption Amount payable on the securities. If a Basket Knock-Out Event occurs, early redemption by us will be automatic, and you will lose a significant portion, and could lose all, of your initial investment. In addition, you will not benefit from any increase in the Basket Level that may occur after the Basket Knock-Out Valuation Date, and you will not be able to hold your securities to maturity.

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TRADING BY US OR OUR AFFILIATES IN THE COMMODITIES MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We and our affiliates are active participants in the commodities markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more commodities transactions. In addition, we or one or more of our affiliates may hedge our commodity exposure from the securities by entering into various transactions. We may adjust these hedges at any time and from time to time. Our trading and hedging activities may have a material adverse effect on the commodities prices and consequently have a negative impact on the performance of the Basket Indices, including on the Final Valuation Date, which would affect your payment at maturity. It is possible that we or our affiliates could receive significant returns from these hedging activities while the value of or amounts payable under the securities may decline. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investing in the securities.

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COMMODITY FUTURES CONTRACTS ARE SUBJECT TO UNCERTAIN LEGAL AND REGULATORY REGIMES, WHICH MAY RESULT IN A HEDGING DISRUPTION EVENT AND A LOSS ON YOUR INVESTMENT — The commodity futures contracts that comprise the components of the Base Indices are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the securities. The effect on the value of the securities of any future regulatory change, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, is impossible to predict, but could be substantial and adverse to your interest.  For example, we may become subject to position limits on certain commodities, including commodities included in the Base Indices.  Such restrictions may cause us or our affiliates to be unable to effect transactions necessary to hedge our obligations under the securities, in which case we may, in our sole and absolute discretion, accelerate the payment on the securities early and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on the securities is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of the Securities — Commodity Hedging Disruption Events” in this term sheet.

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ADJUSTMENTS TO THE WEIGHTS OF THE EXCHANGE TRADED INSTRUMENTS INCLUDED IN THE DBLCI BASE INDEX MAY LIMIT THE PERFORMANCE OF THE DBLCI BASE INDEX AND, CONSEQUENTLY, THE PERFORMANCE OF THE DBLCI INDEX — During the term of the securities, the methodology of the DBLCI Index may require adjustments to the weights of the futures contracts included in the DBLCI Base Index. In particular, the weight of a futures contract may be increased when its price is historically low or decreased when its price is historically high. These adjustments may limit potential increases to the value of the DBLCI Base Index during certain periods and could adversely affect the return on the DBLCI Base Index, and, potentially, the return on the DBLCI Index. See “The Deutsche Bank Liquid Commodity Index – Mean

Reversion™ – Determining the Instrument Amount on a DBLCI Rebalancing Day” in underlying supplement no. 2.

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THE ALLOCATION FEATURE OF THE HARVEST INDEX MAY MAGNIFY YOUR EXPOSURE TO DECREASES IN THE HARVEST INDEX AND/OR REDUCE YOUR EXPOSURE TO INCREASES IN THE HARVEST BASE INDEX — The Harvest Index adjusts the level of its investment in its Base Index on a monthly basis.  The level of participation by the Harvest Index in its Base Index in any given month will depend on the volatility experienced by the Harvest Base Index over the previous three-month period, and may be less than or greater than 100%. For this reason, you may be exposed to any decreases in the level of the Harvest Base Index on an enhanced (i.e., greater than 100%) basis, and your participation in any increases in the level of the Harvest Base Index may be less than 100%.  The return on the securities, which may be positive or negative, is linked to the performance of the Harvest Index, which is based on the leveraged performance of the Harvest Base Index. Your return, therefore, will depend on whether, and the extent to which, the level of the Harvest Base Index increases or decreases during the term of the securities.

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THE LEVERAGE FEATURE OF THE HARVEST INDEX MAY MAGNIFY THE EFFECT OF THE EMBEDDED FEE CONTAINED IN THE HARVEST BASE INDEX— As described in more detail under “The Deutsche Bank Commodity Harvest - 10 IndexTM USD Total Return” in this term sheet, the Harvest Base Index contains an embedded fee of 0.60% per annum, which applies regardless of the performance of the Harvest Base Index. Because the level of participation of the Harvest Index in the Harvest Base Index may be greater than 100%, the effect of the embedded fee of the Harvest Base Index may be magnified in the Harvest Index. The maximum participation level of the Harvest Index in the Harvest Base Index for any given period is 500%. Therefore, the Harvest Index may be subject to an embedded fee of up to 3.00% per annum for a given period. This fee is in addition to, and irrespective of, the Adjustment Factor.

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EACH BASKET INDEX AND ITS BASE INDEX IS SUBJECT TO STRATEGY RISK — The Harvest Index seeks to achieve a realized volatility of 10% in the Harvest Base Index.  Adjustments are made to the level of participation of the Harvest Index in its Base Index based on the historical realized volatility of the Base Index.  The realized volatility of the Harvest Base Index could differ significantly from its respective historical realized volatility. It is therefore possible for the Harvest Index to achieve realized volatility that differs, perhaps significantly, from its target volatility. This could have an adverse effect on the performance of the Harvest Index and consequently on the return on the securities. The Harvest Base Index reflects a strategy that takes a long position in the S&P Booster Index and a short position in the S&P GSCI Light Energy Index. Rather than select new futures contracts for certain constituent commodities based on a predefined schedule (e.g., monthly), the S&P Booster Index rolls to the relevant new futures contracts (from the list of tradable futures contracts which expire in the next thirteen months) in a manner that seeks to generate the maximum implied roll yield (the “Optimum Roll Yield Strategy”) in order to maximize the potential roll benefits in backwardated markets where future prices are lses than spot prices and minimize potential roll losses in contango markets where future prices are greater than spot prices. The Optimum Roll Yield Strategy may not be successful, and the levels of the Harvest Base Index, and therefore the level of the Harvest Index, may decrease.

The DBLCI Index takes the strategy of investing fully or partially in the DBLCI Base Index based on the view that the DBLCI Base Index exhibits momentum. The proportion of the DBLCI Index invested in the DBLCI Base Index, which we refer to as the “Index Weight,” is determined by how well the DBLCI Base Index has performed over the previous year, with greater weight being given to the DBLCI Base Index’s performance over recent months. We cannot guarantee that this strategy will be successful or that the assumptions on which the strategy is predicated are accurate. When the DBLCI Base Index’s performance has been negative for significant periods during the previous year, the Index Weight will be less than 100%, in which case the DBLCI Index performance will not fully reflect any subsequent appreciation of the DBLCI Base Index. For example, the DBLCI Base Index may experience a downward trend, leading to a reduction in the Index Weight, followed by a recovery, in which case the DBLCI Index will not fully participate in the gains realized by the DBLCI Base Index during the recovery. Likewise, if the DBLCI Base Index has appreciated over recent periods then undergoes a sudden, significant decline, the Index Weight will be 100% or close to 100% and the DBLCI Index will participate largely or fully in such decline. In such case, the momentum strategy will not effectively protect holders of the securities from the decline in the DBLCI Base Index. Unless the Index Weight is 0%, the DBLCI Index will participate at least partially in any decline in the DBLCI Base Index.

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NO RIGHTS IN EXCHANGE-TRADED FUTURES CONTRACTS ON THE BASE INDEX CONSTITUENTS — As an owner of the securities, you will not have any rights that holders of exchange-traded futures contracts on the commodities included in the Base Indices may have.

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THE RETURN ON YOUR INVESTMENT COULD BE SIGNIFICANTLY LESS THAN THE PERFORMANCE OF CERTAIN COMPONENTS OF THE BASE INDICES— The return on your investment in the securities could be significantly less than the return on an alternative investment with similar risk characteristics, even if some of the futures contracts reflected in the Base Indices, or the commodities underlying such futures contracts, have generated significant returns. The levels of such futures contracts and such commodities may move in different directions at different times compared to each other, and underperformance by one or more of the futures contracts included in the Base Indices may reduce the performance of the Base Indices as a whole, and thereby affect the performance of the Basket Indices and your securities.

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THE YIELD ON THE SECURITIES MAY BE LOWER THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY AND MAY BE ZERO OR NEGATIVE — The yield to the Maturity Date on the securities may be lower than the yield on our conventional debt securities of a comparable maturity and credit rating. If a Basket Knock-Out Event does not occur, at maturity, you will receive a positive return on your investment only if the Final Basket Level as measured on the Final Valuation Date exceeds the Initial Basket Level. Even if the Final Basket Level on the Final Valuation Date is greater than the Initial Basket Level, the yield to the Maturity Date may not fully compensate you for any opportunity cost, taking into account inflation and other factors relating to the time value of money.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the payment at maturity described in this term sheet is based on the full Face Amount of your securities, the issue price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that the Issuer or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the issue price of the securities includes these commissions and hedging costs may adversely affect the price at which the Issuer or its affiliates may be willing to purchase the securities in the secondary market, if any. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the value of the securities declines.

•	NO COUPON PAYMENTS — As a holder of the securities, you will not receive coupon payments.

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LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank Securities Inc. (“DBSI”) may offer to purchase the securities in the secondary market but is not required to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates is willing to buy the securities.

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THE BROKERAGE FIRM THROUGH WHICH YOU HOLD YOUR SECURITIES AND YOUR BROKER MAY HAVE ECONOMIC INTERESTS THAT ARE DIFFERENT FROM YOURS — We expect to pay a commission on a quarterly basis to brokerage firms, which may include DBSI, and their affiliates, whose clients purchase securities in this offering and who continue to hold their securities. We expect that the brokerage firm through which you hold your securities will pay a portion of these commissions to your broker. As a result of these arrangements, the brokerage firm through which you hold your securities and your broker may have economic interests that are different than yours. As with any security or investment for which the commission is paid over time, your brokerage firm and your broker may have an incentive to encourage you to continue to hold the securities because they will no longer receive these quarterly commissions if you sell or redeem your securities. You should take the above arrangements and the potentially different economic interests they create into account when considering an investment in the securities. For more information about the payment of these commissions, see “Supplemental Underwriting Information (Conflicts of Interest)” in this term sheet.

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POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE WE, THE CALCULATION AGENT AND THE SPONSOR OF THE BASKET INDICES AND BASE INDICES ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities, the Calculation Agent for the securities and the sponsor of the Basket Indices and the Base Indices (the “Index Sponsor”). We, as the Index Sponsor, will determine whether there has been a Market Disruption Event with respect to a Basket Index or its respective Base Index. In the event of any such Market Disruption Event, we may use an alternate method to calculate the closing level of the applicable Basket Index. As the Index Sponsor, we carry out calculations necessary to promulgate the Basket Indices and the Base Indices, and we maintain some discretion as to how such calculations are made. In particular, we have discretion in selecting among methods of how to calculate a Basket Index and its Base Index in the event the regular means of determining such Basket Index or its Base Index are unavailable at the time a determination is scheduled to take place. While we will act in good faith and in a commercially reasonable manner in making all determinations with respect to the securities, the Basket Indices and the Base Indices, there can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the securities and the levels of the Basket Indices. Because determinations made by Deutsche Bank AG, London Branch as the Calculation Agent for the securities and the sponsor of the Basket Indices may affect the Redemption Amount you receive at maturity or upon a Basket Knock-Out Event, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the Basket Indices and/or the Base Indices, investment strategies reflected by the Basket Indices, the Base Indices or any underlying components of the Base Indices (or various contracts or products related to the Basket Indices or Base Indices or any components thereof). This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the Basket Level and, therefore, the value of the securities or the potential payout on the securities.  Investors should make their own independent investigation of the merits of investing in the securities and the indices to which the securities are linked.

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THE VALUE OF THE SECURITIES WILL BE AFFECTED BY A NUMBER OF UNPREDICTABLE FACTORS — We expect that, generally, the levels of the Basket Indices on any day will affect the value of the securities more than any other single factor. While the value of the securities in the secondary market should vary in proportion to changes in the levels of the Basket Indices, the value of the securities will be affected by a number of complex and interrelated economic and market factors that may either offset or magnify each other, including: the levels of the Base Indices, the realized volatility of the Base Indices; the time remaining to maturity of the securities; the composition of the Base Indices and any changes to the components underlying the Base Indices; the commodity markets generally; trends of supply and demand for the commodities reflected in the Base Indices; interest and yield rates generally; monetary policies of the Federal Reserve Board and other central banks of various countries; inflation and expectations concerning inflation; supply and demand for the securities; a variety of economic, financial, political, regulatory or judicial events including wars, acts of terrorism; and natural disasters; and our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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THE CORRELATION AMONG THE BASKET INDICES COULD CHANGE UNPREDICTABLY — Correlation is the extent to which the levels of the Basket Indices increase or decrease to the same degree at the same time. The value of the securities may be adversely affected by increased correlation among the Basket Indices, in particular in a down market. The value of the securities may also be adversely affected by decreased correlation between the Basket Indices, meaning the positive performance of one Basket Index could be entirely offset by the negative performance of the other.

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THE BASKET INDICES HAVE VERY LIMITED PERFORMANCE HISTORY — Publication of the DBLCI Index began on June 20, 2007, and publication of its Base Index began on February 28, 2003. Publication of the Harvest Index began on October 25, 2008, and publication of its Base Index began on May 11, 2008. Therefore, the Basket Indices and the Base Indices have very limited performance history, and no actual investment that allowed tracking of the performance of any Basket Index or its Base Index was possible before these respective dates.

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LEGAL AND REGULATORY CHANGES COULD IMPAIR THE VALUES OF THE UNDERLYING COMMODITIES — Legal and regulatory changes could adversely affect commodity prices. In addition, many governmental agencies and regulatory organizations are authorized to take extraordinary actions in the event of market emergencies. The effect of any future legal or regulatory action relating to commodities is not possible to predict, but any such action could cause unexpected volatility and instability in commodity markets with a substantial and adverse effect on the performance of the Base Indices and Basket Indices and, consequently, the value of the securities.

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COMMODITY PRICES MAY CHANGE UNPREDICTABLY — Market prices of the constituents of the Base Indices may fluctuate rapidly based on numerous factors, including changes in supply and demand relationships, weather, trends in agriculture and trade, fiscal, monetary and exchange control programs, domestic and foreign political and economic events and policies, disease, pestilence, technological developments and changes in interest rates. These factors may affect the values of the related contracts reflected in the Base Indices, consequently the levels of the Basket Indices and the value of your securities in varying ways, and different factors may cause the values of the constituents of the Base Indices and the volatility of their prices to move in inconsistent directions at inconsistent rates.

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THE ABSENCE OF BACKWARDATION OR PRESENCE OF CONTANGO IN THE MARKETS FOR FUTURES CONTRACTS INCLUDED IN THE DBLCI BASE INDEX WILL ADVERSELY AFFECT THE LEVEL OF THE DBLCI INDEX — As the futures contracts that underlie the DBLCI Index near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in December 2011 may specify a January 2012 expiration. As that contract nears expiration, it may be replaced by selling the January 2012 contract and purchasing the contract expiring in March 2012. This process is referred to as “rolling.” Historically, the prices of some futures contracts have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the January 2012 contract would take place at a price that is higher than the price at which the March 2012 contract is purchased, thereby creating a gain in connection with rolling. While certain futures contracts included in the DBLCI Base Index have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in the markets for these futures contracts will adversely affect the levels of the DBLCI Base Index and the DBLCI Index and, accordingly, decrease the value of your securities. Conversely, some futures contracts included in the DBLCI Base Index have historically exhibited “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. The presence of contango in the markets for these futures contracts will adversely affect the levels of the DBLCI Base Index and DBLCI Index and, accordingly, decrease the value of your securities.

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THE LONDON METAL EXCHANGE DOES NOT HAVE DAILY PRICE LIMITS — The official cash offer prices of certain commodities included in the Base Indices are determined by reference to the per unit U.S. dollar cash offer prices of contracts traded on the London Metal Exchange, which we refer to as the LME. The LME is a principals’ market that operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on the Final Valuation Date, the per unit U.S. dollar cash offer prices used to determine the official cash offer prices of certain commodities included in the Base Indices could be adversely affected and the levels of the Basket Indices could be reduced, which will have an adverse effect on your payment at maturity.

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THE MARKETS FOR THE UNDERLYING COMMODITIES SUFFER FROM SYSTEMIC RISKS — Changes in supply and demand can have significant adverse effects on the prices of commodities. In addition, commodities tend to be exposed to the risk of fluctuations in currency exchange rates, volatility from speculative activities and the risk that substitutes for the commodities in their common uses will become more widely available or comparatively less expensive. Commodities are variously affected by, among other things, weather, crop yields, natural disasters, pestilence and technological developments, as well as government policies regarding agriculture, energy, trade, fiscal and monetary issues, particularly with regard to subsidies and tariffs.

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THE COMMODITY PRICES REFLECTED IN THE BASE INDICES ARE SUBJECT TO EMERGING MARKETS’ POLITICAL AND ECONOMIC RISKS — The commodities included in the Base Indices may be produced in emerging market countries, which are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. In recent years, many emerging market countries have undergone significant political, economic and social change. In many cases, far-reaching political changes have resulted in constitutional and social tensions, and, in some cases, instability and reaction against market reforms has occurred. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market country. Political or economic instability are likely to adversely impact the levels of the Base Indices and, consequently, the levels of the Basket Indices and the return on your investment.

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IF THE LIQUIDITY OF THE COMMODITIES INCLUDED IN THE BASE INDICES IS LIMITED, THE VALUE OF THE SECURITIES WOULD LIKELY BE IMPAIRED — Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on the Final Valuation Date would likely have an adverse effect on the closing levels of the Base Indices and, therefore, on the levels of Basket Indices and the return on your securities. Limited liquidity relating to the commodities included in the Base Indices may also result in the Index Sponsor being unable to determine the levels of the Basket Indices or Base Indices using its normal means.

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SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the levels of the Base Indices and, therefore, the levels of the Basket Indices and the value of your securities.

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THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities, as prepaid financial contracts, that is described in the section of this term sheet entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely. In addition, as described in “U.S. Federal Income Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Prospective investors should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

  The Deutsche Bank Commodity Harvest - 10 IndexTM USD Total Return

General

The Deutsche Bank Commodity Harvest - 10 IndexTM USD Total Return (the “Harvest Index”) is a target volatility index and it seeks to achieve a 10% target volatility level in the Deutsche Bank Commodity Harvest Excess Return After Cost Index (the “Base Index”) based on the realized volatility of the Base Index over a defined period. The Base Index is intended to reflect the effect of a deduction of running costs of 0.60% per annum in respect of a notional funded investment in the Deutsche Bank Commodity Harvest Excess Return Index - S&P GSCI Light Energy (the “Harvest ER Index”). The Harvest ER Index represents a long position in the Deutsche Bank Commodity Booster Index-S&P GSCITM Light Energy (the “S&P Booster Index”) and a short position in the S&P GSCITM Light Energy Index (the “S&P GSCI Light Energy Index”). The S&P Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the futures contract rolling methodology of the Deutsche Bank Liquid Commodity Index—Optimum Yield™. The Harvest ER Index appreciates if the S&P Booster Index outperforms the S&P GSCI Light Energy Index. The closing level of the Harvest ER Index is dependent on the relative performance of the S&P Booster Index and S&P GSCI Light Energy Index, i.e., whether and to the extent which, the S&P Booster Index will outperform the S&P GSCI Light Energy Index. The Base Index appreciates if the Harvest ER Index appreciates by more than 0.60% per annum and depreciates otherwise.

The Harvest Index

The Harvest Index is intended to reflect the effect of a dynamic allocation strategy in respect of the Base Index based on a fixed target volatility level and the realized volatility of the Base Index over a defined period. The inception date of the Harvest Index was October 25, 2008.

The Harvest Index has been calculated back to a base date of November 17, 1997.  The level of the Harvest Index is calculated on an total return basis (the “TV TR Closing Level”). We describe the methodology for calculating the level of the Harvest Index on a total return basis under “Methodology of the Harvest Index – Total Return Calculation.”  The TV TR Closing Level was set equal to 100 on November 17, 1997.  The TV TR Closing Levels are quoted in U.S. Dollars.

The Harvest Index uses an allocation strategy that seeks to maintain a target volatility (“TV”) of 10% in the Base Index. Whereas the Base Index has no controls for volatility, the Harvest Index dynamically controls the exposure to the Base Index in order to target realized volatility of 10%.

Rebalancing occurs monthly to reset the participation of the Harvest Index in the Base Index, based upon a comparison of the actual volatility experienced by the Base Index over the previous three months to the target volatility. Notional participation in the Base Index increases when the realized volatility of the Base Index over the previous three months has gone down, and notional participation decreases when the realized volatility of the Base Index has gone up. The maximum participation of the Harvest Index in the Base Index is 500%. The Base Index contains an embedded fee of 0.60% per annum and the participation of the Harvest Index reflects a leveraged position in its Base Index. Because the participation of the Harvest Index can be as high as 500%, the embedded fee for the Harvest Index can be as high as 3.00% per annum during any period in which the leverage is 500%.

If, at a TV Rebalancing Date (as defined below), the actual volatility experienced by the Base Index over the previous three months is 10%, the participation of the Harvest Index in the Base Index will be 100%. If, at the TV Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is less than 10%, the participation of the Harvest Index in the Base Index will be reset to a level greater than 100%, but no greater than 500%. To maintain the target volatility of 10%, the Harvest Index attempts to compensate for such lower historical volatility in the Base Index by increasing participation going forward. Conversely, if, at a Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is greater than 10%, the participation of the Harvest Index in the Base Index will be reset to a level less than 100%. In this scenario, to maintain the target volatility of 10%, the Harvest Index attempts to compensate for such higher historical volatility in the Base Index by decreasing participation going forward.  The participation in the Base Index is assessed at each monthly Rebalancing Date.

By way of example, if the realized volatility of the Base Index for a given three-month period is 5% (equal to 50% of the target volatility of 10%), the participation of the Harvest Index in the Base Index will be reset to 200%, and the investor will have 200% exposure to the performance of the Base Index. Conversely, if the realized volatility of the Base Index for a given three-month period is 20% (equal to 200% of the target volatility of 10%), the participation of the Harvest Index in the Base Index will be reset to 50%, and the investor will have 50% exposure to the performance of the Base Index.

As of February 17, 2011, the participation level of the Harvest Index in the Base Index was 370.37%.

The Base Index

The DB Commodity Harvest Excess Return After Cost Index, the Base Index of the Harvest Index, is intended to reflect the effect of a deduction in respect of running costs of 0.60% per annum in respect of a notional funded investment in the Harvest ER Index.

The closing level for the Base Index (the “Harvest ERAC Closing Level”) will be calculated by the Index Sponsor on a “excess return after cost” basis on each Index Business Day using the closing level of the Harvest ER Index.

The inception date of the Base Index was May 11, 2008.

Excess Return After Cost Calculation

The Index Sponsor will calculate a closing level for the Base Index on a “excess return after cost return” basis. Subject to any Index Adjustment Event (as defined below), the Harvest ERAC Closing Level is calculated on each Harvest Index Business Day as the Harvest ERAC Closing Level on the 31st December (or, if such day was not a Harvest Index Business Day, the immediately preceding Index Business Day) of the calendar year immediately preceding such Index Business Day (the "Relevant Year End Date") multiplied by the product of (i) the Harvest ER Closing Level (as defined below) for such Index Business Day divided by the Harvest ER Closing Level for the Relevant Year End Date and (ii) the sum of (a) 1 and (b) the product of (A) minus 0.60 per cent (being the annual running cost factor) and (B) (x) the number of calendar days from and including 1st January of the calendar year (the "Relevant Year") in which such Harvest Index Business Day falls to and including such Harvest Index Business Day divided by (B) the number of calendar days in the Relevant Year;

Expressed as a formula:

A = B x C x (1 + D x E)

Where:

“A” is the Harvest ERAC Closing Level for the relevant Harvest Index Business Day;

“B” is the Harvest ERAC Closing Level for the Relevant Year End Date;

“C” is the Harvest ER Closing Level for the relevant Harvest Index Business Day divided by the Harvest ER Closing Level for the Relevant Year End Date;

“D” is -0.60% (minus 0.60 per cent); and

“E” is (i) the number of calendar days from and including the 1st of January of the Relevant Year to and including the relevant Harvest Index Business Day divided by (ii) the number of calendar days in the Relevant Year.

The Harvest ER Index

The Deutsche Bank Commodity Harvest Excess Return Index - S&P GSCI Light Energy is sponsored by Deutsche Bank AG, London Branch.  The Harvest ER Index takes a long position in the S&P Booster Index and a short position in the S&P GSCI Light Energy Index (described below). The S&P Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the Optimum Roll Yield Strategy of the Deutsche Bank Liquid Commodity Index—Optimum Yield™ (the “DBLCI-OY”) (see “Rolling Methodology of The Deutsche Bank Liquid Commodity Index—Optimum Yield”) and, at the time of each annual re-weighting, assigning them the same weights as those commodity futures contracts have in the S&P GSCI Light Energy Index.  For livestock and those commodities in the S&P GSCI Light Energy Index for which there is no corresponding DBLCI-OY constituent commodity, the respective S&P GSCI Light Energy Index weight for that commodity is assigned to the corresponding S&P GSCITM single commodity index. As a result, the roll yield performance of livestock and those commodities in the S&P GSCI Light Energy Index for which there is no corresponding DBLCI-OY constituent commodity will have no impact on the performance of the Harvest ER Index. The constituent commodities included in the S&P Booster Index are set forth below.

For each index constituent in the S&P Booster Index, the selected futures contract is rolled to a new contract when the existing contract is close to expiration. The S&P Booster Index re-weights on an annual basis after the new S&P GSCI Light Energy Index weights have been announced.

The Index Sponsor calculates a closing level for the Harvest ER Index on an “excess return” basis (the “Harvest ER Closing Level”) on each Harvest Index Business Day.

The inception date of the Harvest ER Index was December 15, 2007.

The S&P GSCI Light Energy Index

The S&P GSCI Light Energy Index is comprised of the same commodity futures as the S&P GSCI Index but with those weights for contracts in the energy sector having been divided by 4 and with resulting higher weights of the remaining S&P GSCI Index commodities. The S&P GSCI Index is designed as a benchmark for investment in the commodity markets and as a measure of commodity market performance over time.  In order to accomplish these objectives, the S&P GSCI Index is calculated primarily on a world production-weighted basis and comprises the principal physical commodities that are the subject of active, liquid futures contracts markets. There is no limit on the number of contracts that may be included in the S&P GSCI Index; any contract that satisfies the eligibility criteria and the other conditions specified in this S&P GSCI Index Methodology as published by Standard & Poor’s will be included. This feature is intended to enhance the suitability of the S&P GSCI Index as a benchmark for commodity market performance and to reflect general levels of price movements and inflation in the world economy.

Components of the S&P Booster Index

The table below shows those sub-indices included in the S&P Booster Index, as well as their respective weights within the S&P Booster Index, as of February 17, 2011.

Sub-Index	Trading Facility for Relevant Commodity	Bloomberg Ticker	Current Weight in Harvest ER Index
DBLCI-OY CL (WTI Sweet Light Crude)	N.Y. Mercantile Exchange	DBLCOCLE Index	15.32%
DBLCI-OY MCU (Copper - Grade A)	London Metal Exchange	DBLCYECU Index	7.72%
DBLCI-OY LCO (Brent Crude)	CE Futures U.K.	DBLCYECO Index	7.42%
DBLCI-OY W (Wheat)	Chicago Board of Trade	DBLCOWTE Index	7.43%
DBLCI-OY C (Corn)	Chicago Board of Trade	DBLCOCNE Index	9.22%
DBLCI-OY GC (Gold)	COMEX	DBLCOGCE Index	5.21%
S&P Goldman Sachs Live Cattle Index	Chicago Mercantile Exchange	SPGCLCP Index	5.00%
DBLCI-OY MAL (Aluminium)	London Metal Exchange	DBLCOALE Index	4.91%
DBLCI-OY S (Soybeans)	Chicago Board of Trade	DBLCYESS Index	5.35%
DBLCI-OY SB (Sugar #11)	ICE Futures U.S.	DBLCYESB Index	5.14%
S&P Goldman Sachs Lean Hogs Index	Chicago Mercantile Exchange	SPGCLHP Index	3.10%
DBLCI-OY LGO (Gasoil)	ICE Futures U.K.	DBLCYEGO Index	3.24%
DBLCI-OY CT (Cotton #2)	ICE Futures U.S.	DBLCYECE Index	4.72%
DBLCI-OY HO (Heating Oil)	N.Y. Mercantile Exchange	DBLCOHOE Index	2.35%
DBLCI-OY RB (RBOB Gasoline)	N.Y. Mercantile Exchange	DBLCYERB Index	2.20%
DBLCI-OY NG (Natural Gas)	N.Y. Mercantile Exchange	DBLCYENG Index	1.32%
DBLCI-OY KC (Coffee ""C"")	ICE Futures U.S.	DBLCYEKC Index	2.14%
DBLCI-OY MNI (Primary Nickel)	London Metal Exchange	DBLCYENI Index	1.71%
DBLCI-OY KW (Kansas Wheat)	Kansas City Board of Trade	DBLCYEKW Index	1.88%
DBLCI-OY MZN (Zinc)	London Metal Exchange	DBLCYEZN Index	1.26%
DBLCI-OY MPB (Standard Lead)	London Metal Exchange	DBLCYEPB	0.92%
S&P Goldman Sachs Feeder Cattle Index	Chicago Mercantile Exchange	SPGCFCP Index	0.82%
DBLCI-OY SI (Silver)	N.Y. Mercantile Exchange - COMEX	DBLCYESI Index	0.99%
DBLCI-OY CC (Cocoa)	ICE Futures U.S.	DBLCYECC Index	0.63%

Methodology of the Harvest Index

Participation in the Base Index

The level of notional participation of the Harvest Index in the Base Index is referred to herein as the “Allocation.” The Allocation, in respect of a TV Rebalancing Date (as defined below), is an amount expressed as a percentage equal to:

Where:

“Maximum Participation” is 500%;

“Target Volatility” is 10%; and

“3m Realized Volatility (T)” is the 3m Realized Volatility calculated on the relevant TV Rebalancing Date.

Rebalancing occurs on the last Harvest Index Business Day of each calendar month (the “TV Rebalancing Date”). To calculate the Allocation on the TV Rebalancing Date, the Index Sponsor uses the Harvest ERAC Closing Level of the Base Index on the second Harvest Index Business Day prior to each TV Rebalancing Date (the “TV Calculation Date”).

A “Harvest Index Business Day“ means a day (other than a Saturday or Sunday):

(a)	on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City; and

(b)	on which the exchange for each underlying commodities futures contract is open.

“3m Realized Volatility” means, in respect of a TV Rebalancing Date, the three-month realized return volatility of the Base Index for the relevant Realized Volatility Calculation Period (as defined below) calculated in accordance with the following formula:

Where:

“nbd(T)” means, in respect of the relevant TV Calculation Date, the number of Harvest Index Business Days in the relevant Realized Volatility Calculation Period; and

“Return (tj)” means the log return of the Base Index on the jth Harvest Index Business Day in the relevant Realized Volatility Calculation Period, calculated as follows:

Where:

“ln” means the natural log function;

“Index (tj) ” means the Harvest ERAC Closing Level of the Base Index on the jth Harvest Commodity Index Business Day in the relevant Realized Volatility Calculation Period; and

“Index (tj –1)” means the Harvest ERAC Closing Level of the Base Index on the Harvest Index Business Day immediately preceding the jth Harvest Index Business Day in the relevant Realized Volatility Calculation Period.

“Realized Volatility Calculation Period” means, in respect of a TV Calculation Date, the period from (but excluding) the TV Calculation Date falling in the third calendar month prior to the month in which the TV Calculation Date falls to (and including) the TV Calculation Date.

The TV ERAC Closing Level

Subject to any Index Adjustment Event (as defined below), the TV ERAC Closing Level on each Harvest Index Business Day is calculated by the Index Sponsor as the product of (A) the TV ERAC Closing Level on the TV Rebalancing Date immediately preceding such Harvest Index Business Day and (B) the sum of (i) 1 and (ii) the product of (x) the Allocation on the TV Rebalancing Date immediately preceding such Harvest Index Business Day and (y) (a) the quotient of (i) the Harvest ERAC Closing Level of the Base Index on such Harvest Index Business Day (as numerator) and (ii) the Harvest ERAC Closing Level of the Base Index on the TV Rebalancing Date immediately preceding such Harvest Index Business Day less (b) 1. Expressed as a formula:

Where:

“TV(t)” is the TV ERAC Closing Level for the relevant Harvest Index Business Day;

“TV (m(t))” is the TV ERAC Closing Level on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day;

“Allocation (m(t))” is the Allocation on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day;

“Index (t)” means the Harvest ERAC Closing Level of the Base Index on the relevant Harvest Index Business Day; and

“Index (m(t))” means the Harvest ERAC Closing Level of the Base Index on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day.

Corrections to the TV ERAC Closing Level

In calculating the TV ERAC Closing Level, the Index Sponsor shall have regard to subsequent corrections to the Harvest ERAC Closing Level of the Base Index in the period up to and including the Index Valuation Time on the third Harvest Index Business Day following the Harvest Index Business Day to which the TV ERAC Closing Level relates but not thereafter.

Total Return Calculation

The Index Sponsor will calculate a closing level for the Harvest Index (as described under “The Harvest Index”) on a “total return” basis. Subject to any Index Adjustment Event, the TV TR Closing Level is calculated on each Harvest Index Business Day (the “relevant Harvest Index Business Day”) by the Index Sponsor and is equal to the TV TR Closing Level on the Harvest Index Business Day immediately preceding the relevant Harvest Index Business Day multiplied by the sum of (i) (1) the TV ERAC Closing Level (as calculated under “The TV ERAC Closing Level” below) on the relevant Harvest Index Business Day divided by (2) the TV ERAC Closing Level for the Harvest Index Business Day immediately preceding the relevant Harvest Index Business Day (the “Preceding Day TV ERAC Closing Level”) and (ii) the sum of (a) 1 and (b) the TBill Accrual Factor (as defined below) for the relevant Harvest Index Business Day, such sum raised to the power of 1 plus the number of days which are not Harvest Index Business Days during the period from (but excluding) the Index Business Day immediately preceding the relevant Harvest Index Business Day to (but excluding) the relevant Harvest Index Business Day minus (iii) 1;

Expressed as a formula:

Where:

“d” is the relevant Harvest Index Business Day;

“d-1” is the Harvest Index Business Day immediately preceding the relevant Harvest Index Business Day;

“TRd” is the TV TR Closing Level for the relevant Index Business Day;

“ERd” is the TV ERAC Closing Level for the relevant Index Business Day;

“ERd-1” is the Preceding Day TV ERAC Closing Level;

“TBAFd” is the TBill Accrual Factor for the relevant Harvest Index Business Day; and

“n” is the number of days that are not Harvest Index Business Days during the period from (but excluding) the Harvest Index Business Day immediately preceding the relevant Harvest Index Business Day to (but excluding) the relevant Harvest Index Business Day.

For the purposes of this paragraph:

“TBill Accrual Factor” means, in respect of an Harvest Index Business Day, an amount calculated by the Index Sponsor in accordance with the following formula:

(1 - 91/360 × TBR)^(-1/91) –1

Where:

“TBR” means the closing three-month Treasury Bill rate appearing on Reuters Page US3MT =RR (or such page or service as may replace Reuters Page US3MT = RR for the purposes of displaying three-month Treasury Bill rates) in respect of the Harvest Index Business Day immediately preceding the relevant Harvest Index Business Day (the "TBill Determination Date") or if such rate is not published in respect of the TBill Determination Date, the closing three-month Treasury Bill rate last published prior to the TBill Determination Date.

Index Adjustment Events

An “Index Adjustment Event” may occur if a Base Index Disruption Event occurs in relation to the Base Index on any Base Index Scheduled Publication Day, in which case the Index Sponsor may, in its sole and absolute discretion, either:

(i)
calculate the TV ERAC Closing Levels by reference to the Harvest ERAC Closing Level of the Base Index on the immediately preceding Valid Date for a period of up to ten successive Base Index Scheduled Publication Days; or

(ii)	select a Successor Base Index in respect of the Base Index; or

(iii)	permanently cancel the Harvest Index and the publication of the closing levels relating to the Harvest Index.

In the case of (i) above, if a Base Index Disruption Event continues for the period of ten successive Base Index Scheduled Publication Days as referred to therein, on the expiry of such period the provisions of (ii) or (iii) above shall apply, as selected by the Index Sponsor in its sole and absolute discretion.

If a Base Index Cancellation or Base Index Modification occurs, the Index Sponsor will on the day on which such Base Index Modification or Base Index Cancellation occurs (or, if such day is not an Index Business Day, on the immediately succeeding Index Business Day), in its discretion, either (a) select a Successor Base Index in respect of the Base Index; or (b) permanently cancel the Harvest Index and the publication of the TV ERAC Closing Levels relating to the Harvest Index or (c) make such determinations and/or adjustments to the terms of this description of the Harvest Index as it considers appropriate to determine the TV ERAC Closing Levels on any such day.

For the purposes of this description:

“Base Index Disruption Event” means, in respect of the Base Index, on a Base Index Scheduled Publication Day the Index Sponsor fails to calculate and announce a Harvest ERAC Closing Level.

“Base Index Scheduled Publication Day” means, in respect of the Base Index, a day on which the Harvest ERAC Closing Level is (or but for the occurrence of a Base Index Disruption Event or Force Majeure Event (as defined herein) would have been) published.

“Base Index Cancellation” means, in respect of the Base Index, on or prior to a Harvest Index Business Day the Index Sponsor permanently cancels the Base Index and no Successor Base Index exists.

“Base Index Modification” means, in respect of the Base Index, on or prior to a Harvest Index Business Day the Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Base Index or in any other way materially modifies the Base Index (other than a modification prescribed in that formula or method to maintain the Base Index in the event of changes in the constituent contracts or commodities and other routine events).

The “Index Valuation Time” means 11:00 pm (London time) on each Harvest Index Business Day or, if the publication time of any closing price in respect of any commodity underlying the Base Index is amended, such other time as the Index Sponsor may determine and announce to be the Index Valuation Time.

“Successor Base Index” means, in respect of the Base Index, if the Base Index is (A) not calculated and announced by the Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a successor index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Base Index then, in each case, that index will be deemed to be the Base Index for the purposes of determining the Harvest ERAC Closing Level.

“Valid Date” means a day which is a Base Index Scheduled Publication Day and a day in respect of which a Base Index Disruption Event has not occurred.

Force Majeure Events

If a Force Majeure Event occurs on an Harvest Index Business Day, the Index Sponsor may in its discretion:

(i) make such determinations and/or adjustments to the terms of the Harvest Index as it considers appropriate to determine the TV TR Closing Level on any such Harvest Index Business Day; and/or

(ii) defer publication of the information relating to the Harvest Index until the next Commodity Index Business Day on which it determines that no Force Majeure Event exists; and/or

(iii) permanently cancel publication of the information relating to the Harvest Index.

For the purposes of this description:

A “Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the determination of the TV TR Closing Level in respect of the Harvest Index.

Index Sponsor

All determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Change in the Methodology of the Harvest Index

The Index Sponsor will, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding.  While the Index Sponsor currently employs the above described methodology to calculate the Harvest Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate.  The Index Sponsor may also make modifications to the terms of the Harvest Index in any manner that it may deem necessary, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained in this description of the Harvest Index.

Publication of TV TR Closing Levels

Subject to the information provided in “Index Adjustment Events” and “Force Majeure Events” above, the Index Sponsor will publish the TV TR Closing Level on Bloomberg page DBCMHVEE <index> or any successor thereto, for each Index Business Day as soon as practicable after the Index Valuation Time.

In case of any conflict between the TV TR Closing Level published on Bloomberg page DBCMBTVE <Index> and the TV TR Closing Level as calculated pursuant to the index description contained herein and the related index rules (the “Rules”), the TV TR Closing Level calculated pursuant to the Index Rules will prevail.

Rolling Methodology of The Deutsche Bank Liquid Commodity Index—Optimum Yield™

The DBLCI-OY’s “Optimum Yield” component, which is utilized by the Harvest Base Index, employs a rules-based approach when the DBLCI-OY rolls from one futures contract to another. Rather than selecting the new commodity futures contract (an “Exchange Traded Instrument”) based on a pre-defined schedule, the DBLCI-OY rolls to a successor Exchange Traded Instrument from a list of tradable Exchange Traded Instruments set to expire within the next 13 months in a manner that seeks to generate the maximum implied roll yield (the “Optimum Roll Yield Strategy”). In this way, the DBLCI-OY seeks to maximize the potential roll benefits in backwardated markets and minimize loss in contango markets.

If the price of a futures contract is greater than the spot price, the market is in contango. If the price of a futures contract is below the spot price, the market is in backwardation.  In a contango market, as the time to expiry of a futures contract decreases, the price generally will tend toward the spot price. Assuming a flat spot price, this results in the price of the futures contract falling.  The opposite is true for a market in backwardation.  Thus, a contango market will tend to impact negatively the level of an index while a market in backwardation will tend to impact positively the level of an index.

The DBLCI-OY sub-indices (each a "DBLCI-OY Sub-Index") each reflect the performance of one of the following commodities: WTI Sweet Light Crude Oil, Brent Crude Oil, Gasoline, Gasoil, Heating Oil, Chicago Wheat, Kansas City Wheat, Corn, Soybeans, Sugar, Cotton, Cocoa, Coffee, Aluminum, Copper, Zinc, Nickel, Lead, Gold, Silver, Natural Gas, Live Cattle, Feeder Cattle and Lean Hogs.  The sponsor of each DBLCI-OY Sub-Index is Deutsche Bank AG, London Branch.

On the first day of each month that is a business day in New York, each DBLCI-OY Exchange Traded Instrument is tested for continued inclusion in the DBLCI-OY based on the month in which the contract delivery of the underlying DBLCI index constituent can start. If, on such date, the delivery month is the next month, a new contract is selected. For each DBLCI-OY sub-index, the new Exchange Traded Instrument selected will be the contract with the maximum implied roll yield based on the closing price for each Eligible Contract. An “Eligible Contract” is any contract having a delivery month: (i) no sooner than the month after the delivery month of the commodity futures contract currently in the DBLCI-OY, and (ii) no later than the 13th month after the applicable first New York business day. If two contracts have the same roll yield, the contract with the minimum number of months to the month of expiration is selected.

A closing level for each DBLCI-OY Sub-Index will be calculated by the Index Sponsor on an “excess return” basis. The closing level for a DBLCI-OY Sub-Index is based on the closing price of the underlying futures contracts for such DBLCI-OY Sub-Index on the relevant Index Business Day.  The closing level of each DBLCI-OY Sub-Index is quoted in U.S. dollars and is published by the Index Sponsor on each Index Business Day.

Historical Information

The Deutsche Bank Liquid Commodity Index - Mean Reversion PlusTM Excess Return

The publication of the DBLCI Index began on June 20, 2007.  The historical performance data below from June 20, 2007 through February 17, 2011 represent the actual performance of the DBLCI Index. The performance data prior to June 20, 2007 reflect a retrospective calculation of the levels of the DBLCI Index using archived data and the current methodology for the calculation of the DBLCI Index. The closing level of the DBLCI Index on February 17, 2011 was 500.67. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the DBLCI Index was possible at any time prior to June 20, 2007. The historical levels of the DBLCI Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the DBLCI Index. We cannot give you assurance that the performance of the DBLCI Index will result in the return of any of your initial investment.

The Deutsche Bank Commodity Harvest - 10 IndexTM USD Total Return

The publication of the Harvest Index began on October 25, 2008. The historical performance data below from October 25, 2008 through February 17, 2011 represent the actual performance of the Harvest Index. The performance data prior to October 25, 2008 reflect a retrospective calculation of the levels of the Harvest Index using archived data and the current methodology for the calculation of the Harvest Index. The closing level of the Harvest Index on February 17, 2011 was 798.76. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Harvest Index was possible at any time prior to October 25, 2008. The historical levels of the Harvest Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Harvest Index. We cannot give you assurance that the performance of the Harvest Index will result in the return of any of your initial investment.

GENERAL TERMS OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities of Deutsche Bank Aktiengesellschaft” in the accompanying prospectus. Capitalized terms used but not defined in this term sheet have the meanings assigned to them in the accompanying prospectus supplement or prospectus.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to the Deutsche Bank Liquid Commodity Index - Mean Reversion PlusTM Excess Return (the “DBLCI Index”) and the Deutsche Bank Commodity Harvest - 10 IndexTM USD Total Return (the “Harvest Index”). The securities are our Series A notes referred to in the accompanying prospectus supplement and prospectus. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar. The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The specific terms of the securities are set forth under the heading “Key Terms” on the cover page of this term sheet and in the subsections below.

Market Disruption Events

Adjustments to Valuation Dates

If a Market Disruption Event affecting one or more Exchange Traded Instruments underlying a Basket Index is in effect on a Valuation Date or if any Valuation Date is not a trading day with regard to any Exchange Traded Instrument, the Calculation Agent will calculate the closing level of the Basket Index for the Valuation Date using:

(a)	for each Exchange Traded Instrument, the weight of the Exchange Traded Instrument within the Basket Index on the Valuation Date;

(b)
for each Exchange Traded Instrument for which the Valuation Date was a trading day and which did not suffer a Market Disruption Event on such day, the closing price for such Exchange Traded Instrument on that day; and

(c)
subject to the following paragraph, for each Exchange Traded Instrument for which the Valuation Date was not an trading day or which suffered a Market Disruption Event on such Valuation Date, the closing price for the Exchange Traded Instrument on the immediately succeeding trading day for such Exchange Traded Instrument on which no Market Disruption Event occurs or is continuing with respect to or affecting such Exchange Traded Instrument (a “Good Day”).

If a Good Day does not occur by:

(x)	the scheduled trading day after the Trade Date; or

(y)	the fifth scheduled trading day after the scheduled Valuation Date (other than a Trade Date),

then the Calculation Agent will determine and use in calculating the closing level of the Basket Index based on the closing price for the affected Exchange Traded Instrument on the scheduled trading day after the Trade Date or the fifth scheduled trading day (as applicable) in good faith and in a commercially reasonable manner.

Any Valuation Date for the Basket Index not affected by a Market Disruption Event will be the scheduled Valuation Date and is not subject to any adjustment set forth above.

Consequences for Adjustments to Valuation Dates

If an adjustment is made for Market Disruption Events and non-trading days, and the date as of which the Calculation Agent determines the closing level of the Basket Index falls less than three business days prior to the scheduled Maturity Date or Basket Knock-Out Payment Date, as applicable, corresponding to such Valuation Date, such Maturity Date or Basket Knock-Out Payment Date, as applicable, will be postponed to the third business day following the date as of which the Calculation Agent determines the closing level of the Basket Index for such Valuation Date. If a scheduled Maturity Date or Basket Knock-Out Payment Date is not a business day, such Maturity Date or Basket Knock-Out Payment Date will be postponed to the next succeeding business day, subject to postponement in the event that a Market Disruption Event exists on the applicable Valuation Date as described above.

With respect to a Basket Index, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities:

•
a termination or suspension of, or material limitation or disruption in the trading of any Exchange Traded Instrument (including, but not limited to, the occurrence or announcement of a limitation on, or suspension of, the trading of an applicable Exchange Traded Instrument imposed by the Relevant Exchange on which such Exchange Traded Instrument is traded by reason of movements exceeding “limit up” or “limit down” levels permitted by such Relevant Exchange) within the Basket Index (or the relevant successor Index); or

•
the settlement price of any Exchange Traded Instrument within the Basket Index (or the relevant successor Index) has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the rules of the Relevant Exchange; or

•	failure by the Relevant Exchange or other price source to announce or publish the settlement price of any Exchange Traded Instrument within the Basket Index (or the relevant successor Index); or

•	failure by the Index Sponsor (or the relevant successor Index Sponsor) to publish the closing level of the Basket Index (or the relevant successor Index); or

•	a Commodity Hedging Disruption Event (as defined below).

“Exchange Traded Instrument” means a futures contract relating to a commodity underlying a Basket Index.

“Business day” means any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

“Trading day” means, for each Basket Index separately, a day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange for such Basket Index, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time.

“Relevant Exchange” means, for each Basket Index, the primary organized exchange or markets of trading, as determined by the Calculation Agent, for (i) any component then included in such Basket Index, or (ii) any futures or options contract or fund related to such Basket Index or to any component then included in such Basket Index.

Commodity Hedging Disruption Events

If a Commodity Hedging Disruption Event occurs, we will have the right, but not the obligation, to accelerate the payment on the securities by providing, or causing the Calculation Agent to provide, written notice of our election to exercise such right to the trustee at its New York office, on which notice the trustee may conclusively rely, as promptly as possible and in no event later than the business day immediately following the day on which such Commodity Hedging Disruption Event occurred. The amount due and payable per Face Amount of securities upon such early acceleration will be determined by the Calculation Agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth business day following the day on which the calculation agent delivers notice of such acceleration. We will provide, or will cause the Calculation Agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of a Commodity Hedging Disruption Event.

A “Commodity Hedging Disruption Event” means that:

(a)
due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the CFTC or any exchange or trading facility), in each case occurring on or after the pricing date, the Calculation Agent determines in good faith that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the securities (“hedge positions”), including, without limitation, if such hedge positions are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the calculation agent to determine which of the hedge positions are counted towards such limit); or

(b)
for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the calculation agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the securities, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Discontinuation of an Index; Alteration of Method of Calculation

If the sponsor of a Basket Index discontinues publication of such Basket Index and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as a “Successor Index”), then any closing level will be determined by reference to the level of such Successor Index at the close of trading on the Relevant Exchange or market for the Successor Index on any date on which a value for such Basket Index must be taken for the purposes of the security, including any Valuation Date (“Relevant Date”).

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities or securities.

If the Sponsor discontinues publication of a Basket Index prior to, and such discontinuance is continuing on, any Relevant Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then the Calculation Agent will determine the closing level for such Basket Index for such date. Such closing level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the relevant Basket Index or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising such Basket Index or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of a Basket Index or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating a Basket Index or a Successor Index, or the level thereof, is changed in a material respect, or if a Basket Index or a Successor Index is in any other way modified so that the level of such Basket Index or Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of such Basket Index or Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the closing level of such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to such Basket Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the relevant closing level with reference to such Basket Index or Successor Index, as adjusted. Accordingly, if the method of calculating a Basket Index or Successor Index is modified so that the level of such Basket Index or Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Basket Index or Successor Index), then the Calculation Agent will adjust such Basket Index or Successor Index in order to arrive at a level as if there had been no such modification (e.g., as if such split had not occurred).

Calculation Agent

Deutsche Bank AG, London Branch will act as the “Calculation Agent” for the securities. The Calculation Agent will determine all values and levels required for the purposes of the securities, whether there has been a Market Disruption Event, Commodity Hedging Disruption Event or a discontinuation of a Basket Index and whether there has been a material change in the method of calculating a Basket Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Calculation Agent from time to time after the Trade Date without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon a Basket Knock-Out Event on or prior to 11:00 a.m. on the business day preceding the Maturity Date or Basket Knock-Out Payment Date, as applicable.

All calculations with respect to the levels of the Basket Indices will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per security, if any, at maturity or upon a Basket Knock-Out Event will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate initial investment amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment Upon an Event of Default

In case an event of default with respect to the securities will have occurred and be continuing, the amount declared due and payable per security upon any acceleration of the securities will be determined by the Calculation Agent and will be an amount in cash equal to the amount payable at maturity per security as described herein, calculated as if the date of acceleration was the Final Valuation Date.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Discharge and Defeasance” are not applicable to the securities.

Listing

The securities will not be listed on any securities exchange.

In addition, DBSI intends to offer to purchase the securities in the secondary market, although it is not required to do so. In the event DBSI offers to purchase securities in the secondary market, DBSI anticipates that its purchase price will be based on the Redemption Amount calculated as if the date of repurchase was the Final Valuation Date, less a fee equal to 0.35% of the Face Amount, subject to adjustments deemed appropriate by DBSI in its sole discretion to reflect, among other things, the up-front commission or fee to DBSI, then current market conditions and liquidity.

Book-Entry Only Issuance – The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate initial investment amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA“) in The City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies only to an investor who holds the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this term sheet may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold the securities as a part of a straddle, conversion or integrated transaction, U.S. holders (as defined below) who have a “functional currency” other than the U.S. dollar, or individual non-U.S. holders (as defined below) who are present in the United States for 183 days or more in the taxable year in which their securities are sold or retired.

Tax Treatment of the Securities

We believe it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments, some of which are discussed below) as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the treatment of the securities as prepaid financial contracts will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the securities prior to maturity, other than pursuant to a sale or exchange, as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities (including upon a Basket Knock-Out Event), you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be capital gain or loss and should be long-term capital gain or loss if you have held the securities for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Consequences of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, the securities would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though we will not be required to make any payment with respect to the securities other than the Redemption Amount. In addition, any income on the sale, exchange or retirement of the securities would be treated as ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Even if the securities are treated as prepaid financial contracts, you might be required to include amounts in income during the term of the securities and/or to treat all or a portion of the gain or loss on the sale or retirement of the securities as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the securities. For instance, it is possible that any reconstitution, rebalancing, recomposition or change in methodology of or substitution of a successor to a Basket Index, Base Index or Sub-Index could result in a “deemed” taxable exchange that could cause you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the securities.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Legislation Enacted in 2010

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided.  Individuals who purchase the securities should consult their tax advisers regarding this legislation.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust.

Sale, Exchange or Retirement of the Securities. Any gain from the sale, exchange or retirement of the securities (including upon a Basket Knock-Out Event) should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. In this case, you may be subject to withholding if you do not provide a properly executed IRS Form W-8ECI. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Tax Consequences under Possible Alternative Treatments. If the securities were treated as indebtedness, any income from the securities would not be subject to U.S. federal income tax, including withholding tax, provided generally that (i) you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person or otherwise satisfied applicable requirements; and (ii) any income from the securities was not effectively connected with your conduct of a trade or business in the United States. As a practical matter, you may be subject to withholding unless you provide an IRS form W-8BEN (or W-8ECI, if appropriate).

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Consequences of an Investment in the Securities,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice.

Information Reporting and Backup Withholding

The proceeds received from a sale, exchange or retirement of the securities will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed IRS Form

W-8BEN or W-8ECI, as applicable, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The issue price of the securities includes each agent’s commissions (as shown on the cover page of this term sheet) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the Trade Date, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Basket Indices, the components underlying the Basket Indices, or securities whose value is derived from the Basket Indices or their constituents. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially increase the level of the Basket, and therefore effectively establish a higher level that the Basket must achieve for you to obtain a return on your investment or avoid a loss of your initial investment at maturity or upon early redemption pursuant to the occurrence of a Basket Knock-Out Event. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Basket Indices, the components underlying the Basket Indices, or securities whose value is derived from the Basket Indices or its constituents. Although we have no reason to believe that any of these activities will have a material impact on the levels of the Basket Indices or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

SUPPLEMENTAL UNDERWRITING INFORMATION (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and each of DBSI and Deutsche Bank Trust Company Americas (“DBTCA”) as agents and certain other agents that may be party to either Distribution Agreement from time to time (each an “Agent” and collectively with DBSI and DBTCA, the “Agents”), each Agent participating in this offering of securities has agreed to purchase, and we have agreed to sell, the Face Amount of securities set forth on the cover page of the pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth in the pricing supplement.

The Agents will receive an up-front commission or fee in connection with the sale of the securities equal to 1.00% or $10.00 per $1,000 Face Amount of securities. In addition, we expect to pay, on a quarterly basis, a portion of the Adjustment Factor in an amount equal to 0.95% or $9.50 per $1,000 Face Amount of securities per annum as a commission to brokerage firms, which may include Deutsche Bank Securities Inc., and their affiliates, whose clients purchase securities in this offering and who continue to hold their securities. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time. The issue price of the securities includes fees paid with respect to the securities and the cost of hedging the issuer’s obligations under the securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for this offering comply with the requirements of Rule 5121 of the Financial Industry Regulatory Authority Inc. (FINRA) regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to the pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of this offering, our affiliates may own up to approximately 10% of the securities offered in this offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this term sheet or the accompanying prospectus supplement or prospectus, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this term sheet or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this term sheet and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which may be a date that is greater than three business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to transact in securities more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement if the securities are to be issued more than three business days after the Trade Date.